Exhibit 99.1

STATEMENT BY THOMAS ENGIBOUS, CHAIRMAN OF THE JCPENNEY BOARD

PLANO, TEXAS (August 9, 2013) – Thomas Engibous, Chairman of the Board of Directors of J. C. Penney Company, Inc. (NYSE: JCP), today issued the following statement:

“The Board is focused on the important work of stabilizing and rejuvenating the business. It is following proper governance procedures, and members of the Board have been fully informed and are making decisions as a group. This includes the CEO search process, which is being conducted at an appropriate pace. The Board also continues to actively oversee management as it conducts the important work underway to rebuild the Company.

Mr. Ackman’s statements are misleading, inaccurate and counterproductive.”

For further information, contact:

Investor Relations: (972) 431.5500
jcpinvestorrelations@jcpenney.com

Media Relations: (972) 431.3400
jcpnews@jcp.com

Corporate Website
ir.jcpenney.com

About jcpenney:
J. C. Penney Company, Inc. (NYSE: JCP), one of the nation's largest apparel and home furnishing retailers, is dedicated to becoming America's preferred retail destination for unmatched style, quality and value. Across 1,100 stores and at jcp.com, customers will discover an inspiring shopping environment that features the most sought after collection of private, national and exclusive brands and attractions. For more information, please visit jcp.com.

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